Exhibit 99.1

Fisker Inc. Announces First Quarter 2021 Financial Results MAY 17, 2021

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Q1 2021 results in-line with expectations. Cash balance of $985 million. Increasing full-year operating expense guidance range by $30 million to include PEAR program costs (explicitly excluded from prior guidance). Capital expenditure guidance unchanged.

•	Majority of Fisker Ocean Bill of Material (BOM) now sourced, improving cost visibility across the entire model range at targets previously communicated.

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Foxconn binding agreement completed and initial production in U.S. confirmed. Design of PEAR vehicle locked and program concept phase kicked off. Several suppliers already nominated and the program is benefiting from meaningful supply chain synergies with Ocean.

•	Reservations total more than 16,000 as of today. More than 50% of reservation-holders are from outside the SUV segment, indicating a potentially larger addressable market than expected.

•	Talent acquisition accelerated in 2021, with a total of 203 full-time employees onboard as of today, compared to 101 as of December 31, 2020.

LOS ANGELES, C.A. — (XXX) — Fisker Inc. (NYSE: FSR) (“Fisker”) — passionate creator of the world’s most sustainable electric vehicles and advanced mobility solutions — today announced its financial results for the first quarter ended March 31, 2021.

“Confidence in our business model grows by the day,” stated Henrik Fisker, Chairman and Chief Executive Officer of Fisker. “Our unique product development process continues to benefit us in several ways: 1) The Fisker Flexible Platform-Adaptive Design process begins with design and engineering working in harmony and allows for no wasted time; 2) We are able to source advanced technology later in the process for an ultra-modern product; and, 3) Active senior leadership involvement avoids bureaucratic delays and enhances speed-to-market.

The Fisker Ocean program remains on-track, and our growing, hand-selected team is incredibly excited to be moving to the next phase, with high visibility on a BOM and cost of manufacturing that supports great value for our customers, and benchmark profitability for our stakeholders.”

“The advantage of our partnerships with Magna and Foxconn is undervalued,” Fisker continued. “Our manufacturing partnership strategy began as a way to de-risk production cost, timing, and quality, enabling Fisker to focus efforts on customer-facing areas. The addition of a second platform and influential supplier has created a major supply-chain advantage as well. We are already seeing evidence of better access and pricing for high-value technology shared across programs (e.g., battery, high-performance chips, displays, etc.), and we are already benefiting from the influence of each partner to ensure supply of critical components such as chipsets and semiconductors.”

First Quarter 2021 Business Highlights:

•	Moved into the Ocean execution phase, evidenced by ramp-up of spending across a variety of areas, including product engineering, vendor engineering and tooling, and capital expenditures.

•	Completed Ocean engineering milestone on time in March, enabling the start of long-lead production tooling, early prototype builds, and meaningful serial production supplier sourcing.

•	Continued to capitalize on opportunities to improve the product with next-generation technology in the areas of battery, drive-unit, ADAS, multi-domain controllers, edge computing, among others.

•	Completed a comprehensive test, validation, certification, and homologation plan, furthering confidence on start of production at Magna Steyr and deliveries to the US and Europe in Q4 2022.

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Made significant progress on future portfolio expansion. Completed exterior design of the second FM29 architecture vehicle and added a second vehicle architecture in partnership with Foxconn for a sub-$30,000 vehicle (Project PEAR).

•	Delivered financial results in line with internal expectations and quarterly cadence provided on Q4 2020 earnings call.

Recent Updates:

•	Sourcing process accelerated ahead of plan. The significant majority of BOM by value is sourced, including battery cells contracted at benchmark prices from a global supplier.

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The significant majority of Fisker Ocean costs are now based on hard vendor quotes and/or contracts, improving visibility on Ocean profitability across the entire price range, at targets previously communicated.

•  Signed binding agreement with Foxconn for co-investment into development and U.S. production launch of Project PEAR in Q4 2023. Program kicked off in February. Fisker completed exterior design and the companies together established a co-located program management team and nominated several key suppliers, including displays with Sharp announced today and chipsets / semiconductors, among others.

•	Unlocked meaningful sourcing synergies by leveraging shared key technology components across Ocean, the second FM29 vehicle, and the PEAR program.

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Reservations total 16,000 as of today. The breadth of interest in Fisker Ocean continues to indicate a larger-than-expected addressable market. Current vehicles owned by reservation-holders are >70% internal-combustion, >50% non-premium brand, and >50% non-SUV / crossover.

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Recruitment continues at an accelerated pace, with headcount rising to 203 full-time employees as of today, from 170 as of March 31, 2021, 101 as of December 31, 2020, and 81 as of October 30, 2020 (date of FSR’s NYSE listing).

•	Added Mitch Zuklie to Board of Directors, CEO of Orrick, Herrington & Sutcliffe LLP, one of the world’s largest law firms.

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Redeemed all outstanding public warrants on a “cashless basis”. Cashless redemption of public and private warrants resulted in 3.6% dilution compared to 7.1% if done on a “cash basis” and demonstrated confidence in Fisker balance sheet and spending predictability.

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Increased Government Affairs engagement with a call to the US government to implement “75 And More For 55 And Less”, an EV purchase subsidy of $7,500 plus $10 per certified mile of range on any EV priced at $55,000 or less.

•	Fleet interest in Europe continues to grow, with two meaningful deals signed in Q2 to date.

First Quarter 2021 Financial Highlights:

•	Cash and cash equivalents of $985.4 million as of March 31, 2021 and zero debt.

•	Loss from operations totaled $33.1 million, including $0.8 million of stock-based compensation expense.

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Net loss totaled $176.8 million and $0.63 loss per share. Excluding a $145.2 million non-cash, non-operational loss reflecting changes in fair value of convertible equity securities and embedded derivatives, net loss totaled $31.6 million and $0.11 loss per share.

•	Net cash used in operating activities totaled $28.8 million and Cash paid for capital expenditures totaled $65.7 million.

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Weighted average shares outstanding totaled 279.8 million for the quarter, not including dilutive effects of outstanding warrants and options. As of March 31, 2021, total common shares outstanding totaled 293.6 million.

2021 Business Outlook

The following information reflects Fisker’s expectations for key non-GAAP operating expenses and capital expenditures for the full-year 2021, and now includes estimated spending on the PEAR program, which was explicitly excluded from prior guidance. Management expects the balance of this year’s aggregate spending to be roughly steady across the remaining three quarters of 2021.

R&D is expected to be marginally higher in Q2 and Q3 than Q4 2021 due to timing of incremental supplier design / development and prototype builds. Management expects capital expenditures to be lumpy, with spending in Q2 somewhat lower than in Q1.

	Current	Prior
Expense item	USD, millions	USD, millions
Research & Development (Non-GAAP) [1]	210 - 230	185 - 205
Selling, General, and Administrative (Non-GAAP) [1]	30 - 40	25 - 35

Total Operating Expenses (Non-GAAP)[1]	240 - 270	210 - 240
Capital Expenditures	210 - 240	210 - 240

1Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Conference Call Information

Fisker Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, May 17, 2021. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)

This press release and the accompanying tables references certain non-GAAP financial measures, including non-GAAP adjusted loss from operations, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies. Therefore, both GAAP financial measures of Fisker’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about the company and its products to its customers, investors and the public (e.g., @fiskerinc, @fiskerofficial, #fiskerinc, #henrikfisker and #fisker on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker’s investor relations website and social media channels in addition to following Fisker’s press releases, SEC filings, and public conference calls and webcasts.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more, visit www.Fiskerinc.com – and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube and LinkedIn. Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and statements regarding the Company’s future performance under “ 2021 Business Outlook,” the reported financial results for the first quarter, which are subject to completion of the Company’s internal review, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the completion of procedures and controls associated with Fisker’s year-end financial reporting, including all the customary reviews, audit and approvals; Fisker’s limited operating history; Fisker’s ability to enter into additional manufacturing and other contracts with Magna, Foxconn, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”) and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact: Fisker Inc.

Dan Galves, VP, Investor Relations

dgalves@fiskerinc.com

FiskerIR@icrinc.com

Simon Sproule, SVP, Communications

310.374.6177

Fisker@GoDRIVEN360.com

First Quarter 2021 Financial Results

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations1

(amounts in thousands, except share and per share data)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Revenue	$22	$—	$—
Costs of goods sold	17	—	—

Gross margin	5	—	—
Operating costs and expenses:
General and administrative	5,832	14,216	432
Research and development	27,271	17,090	368

Total operating costs and expenses	33,103	31,306	800

Loss from operations	(33,098)	(31,306)	(800)
Other income (expense):
Other income (expense)	1,504	196	29
Interest expense	—	(284)	(248)
Changes in fair value—embedded derivative	(145,249)	(55,276)	(106)

Total other income (expense)	(143,745)	(55,363)	(325)

Net loss	$(176,843)	$(86,669)	$(1,125)

Basic and Diluted net loss per share	$(0.63)	$(0.39)	$(0.01)
Basic and Diluted weighted average common shares outstanding	279,837,563	223,116,142	105,409,457

1The unaudited amounts shown for the three months ended December 31, 2020 reflect adjustments to classify our public and private warrants as derivative liabilities instead of equity. Refer to our Form 8-K filed on May 7, 2021 for details.

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets1

(amounts in thousands, except share and per share data)

	As of:
	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$985,422	$991,158
Prepaid expenses and other current assets	7,437	9,872

Total current assets	992,859	1,001,030

Non-current assets:
Property and equipment, net	1,986	945
Right of use asset, net	2,396	2,548
Other non-current assets	1,329	1,329
Intangible asset	122,370	58,041

Total noncurrent assets	128,081	62,863

Total assets	$1,120,940	$1,063,893

Current liabilities:
Accounts payable	$3,892	$5,159
Accrued expenses	7,024	7,408
Lease liabilities (short term)	684	655
Founders demand note payable	—	—

Total current liabilities	11,600	13,222

Non-current liabilities:
Customer deposits	4,382	3,527
Bridge notes payable	—	—
Warrants liability	30,876	138,102
Lease liabilities	1,764	1,912

Total non-current liabilities	37,022	143,541

Total liabilities	48,622	156,763

Temporary equity	—	—
Stockholder’s equity (deficit)	1,072,318	907,130

Total liabilities and equity	$1,120,940	$1,063,893

1The unaudited amounts shown for the three months ended December 31, 2020 reflect adjustments to classify our public and private warrants as derivative liabilities instead of equity.    Refer to our Form 8-K filed on May 7, 2021 for details.

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(amounts in thousands, except share and per share data)

	Three Months Ended Mar. 31,
	2021	2020
Cash flows from Operating Activities
Net loss	$(176,843)	$(1,126)
Stock-based comp	817	18
Depreciation and Amortization	93	6
Change in fair value of embedded derivative	145,249	106
Change in operating assets and liabilities	1,811	1,048
Other operating activities	63	208

Net cash used in operating activities	(28,810)	260
Cash flows from Investing Activities
Purchase of property and equipment	(65,665)	—

Net cash used in investing activities	(65,665)	—
Cash flows from Financing Activities
Proceeds from issuance of bridge notes	—	144
Proceeds from issuance of convertible security	—	—
Proceeds from exercise of warrants / stock options	88,739	1
Proceeds from share issuance, net	—	—

Net cash provided by financing activities	88,739	145

Net increase / (decrease) in cash and cash equivalents	(5,736)	405
Cash and cash equivalents, beginning of period	991,158	1,858

Cash and cash equivalents, end of period	$985,422	$2,263

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
GAAP Loss from operations	$(33,098)	(31,306)	(800)
Add: stock-based compensation	817	377	18

Non-GAAP Adjusted loss from operations	$(32,281)	$(30,929)	$(782)

Source: Fisker Inc.